Exhibit 10.1

FIRST AMENDMENT TO THE
EMPLOYMENT AGREEMENT

          THIS FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (“First Amendment”), between United Rentals, Inc. (the “Company”) and Michael J. Kneeland (“Executive”), is entered into on this 15th day of January, 2009.

RECITALS:

          WHEREAS, the parties entered into an Employment Agreement on August 22, 2008 (the “Employment Agreement”);

          WHEREAS, Executive has approached the Company and offered to voluntarily lower his Base Salary (as defined in the Employment Agreement) during calendar year 2009; and

          WHEREAS, the Company desires to accept Executive’s offer with the understanding that all other provisions of the Employment Agreement shall remain unchanged.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

1.	The following language is added to the end Section 3(a) of the Employment Agreement:

Notwithstanding the foregoing, during calendar year 2009, Base Salary shall be reduced from an annual rate of $750,000 to an annual rate of $600,000. Commencing on January 1, 2010, Base Salary shall revert to an annual rate of $750,000. Notwithstanding the two immediately preceding sentences, for purposes of Sections 3(b), 3(d), 4(a)(i), 4(a)(ii), 4(a)(iv), 4(a)(v), 4(d)(iii), 4(e)(iii), 7(c), and 7(d) of this Agreement, Base Salary shall continue to be defined as an annual rate of $750,000 during calendar year 2009.

2.	For avoidance of doubt, the reduction of Base Salary pursuant to this First Amendment shall not constitute Good Reason under Section 4(f)(ii) of the Employment Agreement.

          The terms and conditions of all other sections of the Employment Agreement shall remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, the Company has caused this First Amendment to be duly executed on its behalf by an officer thereunto duly authorized and Executive has duly executed this First Amendment, all as of the date and year first written above.

UNITED RENTALS, INC.		EXECUTIVE:

By:	/s/ Roger E. Schwed	/s/ Michael J. Kneeland

Name:	Roger E. Schwed	MICHAEL J. KNEELAND

Title:	General Counsel